Exhibit 99.1

Cognition Therapeutics Reports Topline Results Showing Oral Zervimesine (CT1812) Reduced Lesion Growth in Phase 2 Study in Geographic Atrophy

Zervimesine treatment slowed the rate of GA lesion growth by 28.6% compared to placebo

Observed GA lesion area was reduced by 28.2% at 18 months compared to placebo

Dry AMD results validate zervimesine’s potential across degenerative disease indications

PURCHASE, NY – May 8, 2025 -- Cognition Therapeutics, Inc.  (NASDAQ: CGTX), a clinical-stage company developing drugs that treat neurodegenerative disorders, reported topline results today from the Phase 2 COG2201 ‘MAGNIFY’ trial of zervimesine (CT1812) in adults with geographic atrophy (GA) secondary to dry age-related macular degeneration (dry AMD). The results show zervimesine-treated participants had 28.6% slower GA lesion growth on average and at 18 months, their lesions were 28.2% smaller compared to placebo. The MAGNIFY study (NCT05893537) was concluded, after approximately 100 of the planned 246 participants were enrolled.

“To date, we have observed evidence of robust slowing of disease progression with zervimesine treatment in Phase 2 studies in Alzheimer’s disease and dementia with Lewy bodies,” explained Anthony O. Caggiano, MD, PhD, Cognition Therapeutics’ chief medical officer and head of R&D. “These results in dry AMD represent yet another indication in which zervimesine has potential to slow the progression of disease with a once-daily oral pill. Compared to current treatment options, which require regular clinic visits for intravitreal injections, an effective oral treatment that patients can take at home would be truly transformative.”

GA is characterized by the formation of lesions composed of dead retinal cells and undegraded waste proteins, creating blind spots in central vision. The change in GA lesions was measured using two methods: growth rate and size.

-	Growth rate: in MAGNIFY, a slope analysis showed that the trajectory of GA had slowed by 28.6% in participants treated with zervimesine.

-	Size: at 18 months, the mean lesion size for zervimesine-treated participants was 28.2% smaller than placebo-treated. See Figure 1.

We believe these topline results compare favorably to published data from approved injectable complement inhibitors.

Approximately 2/3 of patients completed 12 months of dosing and 1/3 completed 18 months of dosing.

Additional data, including safety, demographics, and visual and anatomic outcomes are still being analyzed and will be reported at a later date. In addition, Cognition plans to submit complete findings for presentation at a medical meeting later this year.

“Dry AMD is now the third indication in which we have shown efficacy signals with a once-daily oral drug,” added Lisa Ricciardi, Cognition Therapeutics’ president and CEO. “We believe zervimesine has the potential to be used as a monotherapy or in combination with existing medications. This would allow physicians the flexibility to tailor treatment regimens for their patients. Importantly it would also allow patients who are not appropriate for injectables to have access to treatment. With the right partner and development plan, we believe zervimesine could be a treatment breakthrough in these large, underserved diseases.”

About the MAGNIFY Study (COG2201)

The MAGNIFY study was a double-masked, placebo-controlled Phase 2 clinical trial designed to enroll 246 adults with geographic atrophy (GA) secondary to dry age-related macular degeneration (dry AMD). Participants were evenly randomized to receive either placebo or 200 mg of once-daily oral zervimesine. The MAGNIFY study was concluded after approximately 100 of the planned 246 participants were enrolled. Participants in MAGNIFY were assessed for safety and tolerability, changes in GA lesion size and growth rate, changes in visual acuity and other anatomic and visual measures.

The decision to voluntarily conclude the MAGNIFY study prior to its intended enrollment goal has allowed the Company to focus resources on its ongoing programs in Alzheimer’s and DLB.

About Geographic Atrophy Secondary to Dry AMD

Dry AMD is the more prevalent of two forms of age-related macular degeneration and accounts for up to 90% of cases. Dry AMD is caused by damage and loss of light-sensing cells in the macula, the part of the retina responsible for central vision. The gradual loss of central vision associated with dry AMD can present limitations in reading and driving. As the disease progresses in severity to geographic atrophy, lesions form on the macula that create a blind spot in central vision. These lesions grow over time leading to irreversible loss of central vision.

About Zervimesine (CT1812)

Zervimesine (CT1812) is an investigational oral, once-daily pill being developed for the treatment of CNS diseases such as Alzheimer’s disease and dementia with Lewy bodies (DLB). While these diseases have different symptoms, both are associated with the buildup of certain proteins in the brain - Aβ and ɑ-synuclein. As these proteins bind to neurons, they can damage and ultimately destroy the neurons. This results in a progressive loss in a person’s ability to learn, recall memories, move efficiently, or communicate. These diseases progress relentlessly and ultimately result in death. If zervimesine can interrupt the toxic effects of these proteins, it may be able to slow progression of disease and improve the lives of those suffering from Alzheimer’s and DLB. Zervimesine has been generally well tolerated in clinical studies to date.

The USAN Council has adopted zervimesine as the United States Adopted Name (USAN) for CT1812.

About Cognition Therapeutics, Inc.

Cognition Therapeutics, Inc., is a clinical-stage biopharmaceutical company discovering and developing innovative, small molecule therapeutics targeting age-related degenerative disorders of the central nervous system. We are currently investigating our lead candidate, zervimesine (CT1812), in clinical programs in dementia with Lewy bodies (DLB) and Alzheimer’s disease, including the ongoing START study (NCT05531656) in early Alzheimer’s disease. We believe zervimesine can regulate pathways that are impaired in these diseases though its interaction with the sigma-2 receptor, a mechanism that is functionally distinct from other approaches for the treatment of degenerative diseases. More about Cognition Therapeutics and our pipeline can be found at https://cogrx.com.

Forward-Looking Statements

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Contact Information: Cognition Therapeutics, Inc. info@cogrx.com	Casey McDonald (media) Tiberend Strategic Advisors, Inc. cmcdonald@tiberend.com	Mike Moyer (investors) LifeSci Advisors mmoyer@lifesciadvisors.com